Registration No. 333-284689

As filed with the U.S. Securities and Exchange Commission on April 16, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

Registration Statement

On

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFETY SHOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	2844	83-2455880
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1061 E. Indiantown Rd., Ste. 110

Jupiter, FL 33477

(561) 244-7100

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jarrett Boon

Chief Executive Officer

Safety Shot, Inc.

1061 E. Indiantown Rd., Ste. 110

Jupiter, FL 33477

(561) 244-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-284689) is filed solely to amend Item 16 of Part II thereof in order to update certain exhibits thereto. This Amendment No. 3 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit No.	Description

(a)	Exhibits.
1.1*	Form of Underwriting Agreement, incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
3.1*	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 2.1 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.
3.2*	Bylaws, incorporated herein by reference to Exhibit 2.2 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.
3.3*	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
3.4*	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
3.5*	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.1*	Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
4.2*	Representative’s Warrant, incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.3*	Form of Warrant included in Unit, incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.4*	Form of Warrant Agent Agreement, incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.5*	Form of Secured Convertible Note between the Company and Bigger Capital LLC
4.6*	Form of Convertible Note between the Company and Bigger Capital LLC
4.7*	Form of Warrant between the Company and Bigger Capital LLC
4.8*	Form of Convertible Note between the Company and Bigger Capital LLC
4.9	Form of Warrant (included as Exhibit 4.1 in the Current Report filed with the SEC on February 10, 2025, and incorporated herein by reference).
5.1*	Opinion of Sichenzia Ross Ference LLP
10.1*	Common Stock and Warrant Subscription Agreement, incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.2*	Independent Director’s Contract between the Company and Dr. Hector Alila, dated February 25, 2019, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.3*	Independent Director’s Contract between the Company and Timothy G. Glynn, dated March 13, 2019, incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.4*	Independent Director’s Contract between the Company and Christopher Melton, dated July 29, 2019, incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement filed with the SEC on July 14, 2020).
10.5*	Employment Agreement with Douglas O. McKinnon, dated August 5, 2019, incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement filed with the SEC on July 14, 2020).
10.6*	Form of Regulation A Subscription Agreement, incorporated herein by reference to Exhibit 4.1 to Jupiter Wellness, Inc.’s Form 1-A/A filed with the Securities and Exchange Commission on August 19, 2019.
10.7*	Employment Agreement with Dr. Glynn Wilson, dated October 15, 2019, incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.8*	Employment Agreement with Brian John, dated February 1, 2020, incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.9*	Employment Agreement with Richard Miller, dated February 1, 2020, incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.10*	2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.11*	Confidential Membership Interest Purchase Agreement dated February 20, 2020 by and between Jupiter Wellness, Inc., Magical Beasts LLC. and Krista Whitley, incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.12*	Sales Distribution Agreement dated February 20, 2020 between Jupiter Wellness Inc. and Ayako Holdings, Inc., incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.13*	Distribution Agreement, dated November 5, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2020.
10.14*	Endorsement Agreement, dated November 10, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 19, 2020.
10.15*	Share Exchange Agreement, dated November 30, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 3, 2020.
10.16*	Independent Director’s Agreement, dated January 20, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 26, 2021.
10.17*	Omnibus Amendment dated January 25, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2021.
10.18*	First Amendment to Common Stock Option Agreement dated January 25, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2021.
10.19*	Employment Agreement dated as of January 20, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 3, 2021.
10.20*	Securities Purchase Agreement dated September 20, 2024, incorporated by reference to the Company’s Current Report on Form 8-K, filed with SEC on September 24, 2024.
10.21*	Form of Stock Option Agreement, dated between the Company and Wall and Broad Capital, LLC dated September 6, 2024.
10.22*	Loan Agreement dated May 11, 2021, by and between the Company and Greentree Financial Group, Inc., incorporated by reference to the Exhibit 10.1 of Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2021.
10.23*	Form of Greentree Warrant dated May 10, 2021, incorporated by reference to the Exhibit 10.2 of Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2021.

10.24*	Form of Promissory Note, incorporated by reference to the Exhibit 10.3 of Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2021.
10.25*	Loan Agreement between Jupiter Wellness, Inc. and Greentree Financial Group, dated April 20, 2022, incorporated by reference to the Exhibit 10.1 of Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2022.
10.26*	Promissory Note between Jupiter Wellness, Inc. and Greentree Financial Group, dated April 20, 2022, incorporated by reference to the Exhibit 10.2 of Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2022.
10.27*	Warrant Agreement between Jupiter Wellness, Inc. and Greentree Financial Group, dated April 20, 2022, incorporated by reference to the Exhibit 10.3 of Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2022.
10.28*	Form of Greentree - Amendment No. 2 to convertible loan agreement, convertible promissory note, and warrants, incorporated by reference to the Exhibit 10.1 of Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2023.
10.29*	Form of L&H - Amendment No. 2 to convertible loan agreement, convertible promissory note, and warrants, incorporated by reference to the Exhibit 10.2 of Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2023.
10.30*	Form of L&H Warrant
10.31*	Form of Greentree Warrant
10.32*	Form of Settlement Agreement between the Company and Bigger Capital LLC
10.33*	Form of Settlement Agreement between the Company and Intracoastal Capital, LLC
10.34*	Form of Consulting Agreement between the Company and Blue Capital S.A., LLC
10.35*	Form of Securities Purchase Agreement dated January 17, 2025
10.36*	Arrangement Agreement between the Company and Yerbaé Brands Corp.
10.37*	Equity Disbursement Agreement between the Company and Maxim Group LLC
10.38*	Separation and Exchange Agreement between the Company, Caring Brands, Inc., a Nevada corporation, and Caring Brands, Inc, a Florida corporation.
10.39*	Consulting Agreement between Core 4 Capital Corp.
10.40*	Form of Securities Purchase Agreement between the Company and Core 4 Capital Corp. dated August 30, 2024.
10.41*	Form of Warrant between the Company and Core 4 Capital Corp.
10.42*	Form of Securities Purchase Agreement between the Company and Core 4 Capital Corp. dated June 27, 2024.
10.43*	Form of Securities Purchase Agreement between the Company and Core 4 Capital Corp. dated April 4, 2024.
10.44*	Employment Agreement between the Company and John Gulyas
10.45*	Employment Agreement between the Company and Jordon Schur
10.46*	Employment Agreement between the Company and Jarrett Boon
10.47*	Employment Agreement between the Company and Danielle De Rosa
10.48*	Form of Securities Purchase Agreement dated February 4, 2025 (included as Exhibit 10.1 in the Current Report filed with the SEC on February 10, 2025, and incorporated herein by reference).
10.49*	Form of Securities Purchase Agreement dated February 20, 2025 (included as Exhibit 10.1 in the Current Report filed with the SEC on February 26, 2025, and incorporated herein by reference).
10.50*	Form of Securities Purchase Agreement dated March 13, 2025 (included as Exhibit 10.1 in the Current Report filed with the SEC on March 19, 2025, and incorporated herein by reference).
10.51*	Amendment to Settlement Agreement and Mutual Release between the Company and Bigger Capital LLC
14.1*	Code of Ethics, incorporated by reference to Exhibit 14.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
14.2*	Corporate Governance Guidelines, incorporated by reference to Exhibit 14.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
21.1*	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 of the annual report on Form 10-K, filed with the SEC on April 01, 2024.
23.1*	Consent of M&K CPAS
23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
23.3	Consent of Davidson and Company LLP
24.1*	Power of Attorney (included in signature page to this registration statement)
97.1*	Claw Back Policy, incorporated by reference to Exhibit 99.1 of the annual report on Form 10-K, filed with the SEC on April 01, 2024.
99.1*	Insider Trading Policy, incorporated by reference to Exhibit 99.2 of the annual report on Form 10-K, filed with the SEC on April 01, 2024.
99.2*	Unaudited Pro Forma Condensed Combined Financial Statements of the Company and Yerbae Brands Corp. for the Year Ended December 31, 2024.
107*	Fee table

* Previously filed.

Item 17. Undertakings

The Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on April 16, 2025.

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jarrett Boon, as his or her true and lawful attorneys-in-fact, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jarrett Boon	Director and Chief Executive Officer (Principal Executive Officer)	April 16, 2025
Jarrett Boon

/s/ *	Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2025
Danielle De Rosa

/s/ *	Director	April 16, 2025
David J. Long

/s/ *	Director and President	April 16, 2025
Jordan Schur

/s/ *	Director	April 16, 2025
Christopher Marc Melton

/s/ *	Director	April 16, 2025
Richard Pascucci

/s/ *	Director (Chairman)	April 16, 2025
John Gulyas

/s/ *	Director	April 16, 2025
Nancy Torres Kaufman

* /s/ Jarrett Boon		April 16, 2025
Jarrett Boon (as attorney-in-fact)